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                                                               Exhibit 10.52 (c)


                   [Letterhead of Empire Carpet Corporation]

                                                      March 5, 1982

Miss Erika, Inc.
1410 Broadway
New York, New York

Attention:  Mr. David Guttman

Dear David:

This letter is to be an Agreement of Lease between Empire Carpet Corporation as Landlord and Miss Erika, Inc. as Tenant for 9600 square feet of warehouse space adjacent to your present warehouse space on North Street, Teterboro, New Jersey. The attached drawing delineates the space involved.

The term of the Lease shall be from April 1, 1982 to April 1, 1986.

The first years rent will be Thirty-One Thousand Two Hundred ($31,200) DOLLARS payable in equal monthly installments of Two Thousand Six Hundred ($2,600.00) DOLLARS.

On each April 1st of the lease period the rent will increase by one-half the percentage increase in the Metropolitan New York cost-of-living index for the past twelve months but in no case shall the increase be less than 5% each year.

Each month of the lease Empire Carpet will submit copies of electric and gas bills and Miss Erika will pay Empire 7.86% of each bill.

Empire will knock hole in wall between your present space and this new space and will install fire door.

Miss Erika will enclose the presently open side of their space with a floor-to-ceiling fence equal to that on the East side of this space. Said fence to become the property of Empire Carpet at the end of the lease period. Said fence to be erected by April 30, 1982. Miss Erika will install a fire exit door equal to the other fire-doors in the West wall of the building.
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Mr. David Guttman
Page Two
March 5, 1982

Miss Erika may Install offices within these spaces as long as the type construction is approved by Factory Mutual Insurance Company. Electrical power for the office area is to be connected to Miss Erika's electric meter. Miss Erika is responsible for getting a building permit for the office area and fire door.

All other conditions of your present lease shall apply.

You may execute this lease by signing below and returning the original and two copies to the undersigned.

                                                Very truly yours,


                                                /s/ F. G. Hoylman

                                                F. G. Hoylman
                                                President

MISS ERIKA, INC.


By /s/ Stuart Alpert
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Title President
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